Exhibit 99.1

KONTOOR BRANDS ANNOUNCES RESCHEDULED TIME FOR THIRD QUARTER 2020 CONFERENCE CALL

GREENSBORO, N.C. - October 29, 2020 - Kontoor Brands, Inc. (NYSE: KTB), a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands, Wrangler® and Lee®, today announced that the Company is rescheduling the time for its conference call to discuss third quarter 2020 results due to a network outage at its conference call provider. The call has now been rescheduled for later today, Thursday, October 29, 2020 at 2:00 p.m. Eastern Time. The conference will be broadcast live via the Internet, accessible at https://www.kontoorbrands.com/investors. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About Kontoor Brands

Kontoor Brands, Inc. (NYSE: KTB) is a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands: Wrangler® and Lee®. Kontoor designs, manufactures and distributes superior high-quality products that look good and fit right, giving people around the world the freedom and confidence to express themselves. Kontoor Brands is a purpose-led organization focused on leveraging its global platform, strategic sourcing model and best-in-class supply chain to drive brand growth and deliver long-term value for its stakeholders. For more information about Kontoor Brands, please visit www.KontoorBrands.com.

Contacts

Investors:
Eric Tracy, (336) 332-5205
Senior Director, Investor Relations
Eric.Tracy@kontoorbrands.com
or
Media:
Vanessa McCutchen, (336) 332-5612
Vice President, Corporate Communications
Vanessa.McCutchen@kontoorbrands.com